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                                                           EXHIBIT NO. 11

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                                               Falcon Products, Inc. and Subsidiaries
                                               --------------------------------------

                                                 COMPUTATION OF EARNINGS PER SHARE
                                                            (Unaudited)

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                                                           Thirteen Weeks                     Thirty-Nine Weeks
                                                                Ended                               Ended
                                                      -------------------------           -------------------------
                                                       8/2/97           7/27/96            8/2/97           7/27/96
                                                      -------           -------           -------           -------
Primary Earnings Per Share:
---------------------------

Average number of common shares outstanding            9,661             9,644             9,703             9,588

Assumed exercise of options
   (treasury stock method)                               157               233               177               203
                                                      ------            ------            ------            ------

Shares for primary computation                         9,818             9,877             9,880             9,791
                                                      ======            ======            ======            ======

Net earnings                                          $2,050            $2,045            $5,859            $5,795
                                                      ======            ======            ======            ======

Earnings per share                                    $  .21            $  .21            $  .59            $  .59
                                                      ======            ======            ======            ======

Fully Diluted Earnings Per Share:
---------------------------------

Average number of common shares outstanding            9,664             9,651             9,720             9,669

Assumed exercise of options
   (treasury stock method)                               157               233               177               226
                                                      ------            ------            ------            ------

Shares for fully-diluted computation                   9,821             9,884             9,897             9,895
                                                      ======            ======            ======            ======

Net earnings                                          $2,050            $2,045            $5,859            $5,795
                                                      ======            ======            ======            ======

Earnings per share                                    $  .21            $  .21            $  .59            $  .59
                                                      ======            ======            ======            ======
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